UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 8, 2012

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

[ ]      Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01	Entry into Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 9.01	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 10.1	Note Secured By A Deed of Trust

EX. 10.2	Deed of Trust

EX. 10.3	Guaranty

EX. 10.4	Hazardous Materials Indemnity Agreement

Item 1.01	Entry into Material Definitive Agreement

The information set forth in Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 8, 2012, Altair Nanotechnologies Inc. (the “Company”) entered into a Note Secured by Deed of Trust, a Deed of Trust, and Hazardous Materials Indemnity Agreement (collectively, the “Loan Documents”) related to the Company’s receipt of a $1,000,000 million loan (the “Loan”) secured by the Company’s Reno, Nevada Facility. Under the terms of the Loan Documents, interest accrues on the outstanding principal balance at the rate of 11% per annum. The Company prepaid five months of interest to the lender at closing, is required to make interest-only payments on a monthly basis during the term of the Loan, and to repay all principal and any outstanding interest on or before August 1, 2013.  The Loan may be prepaid at any time. Proceeds of the Loan will be used for general working capital requirements.  Under the Hazardous Materials Indemnity Agreement, the Company agrees to indemnify the lender for any liabilities relating to any hazardous materials found on the property.

The Loan is guaranteed by Altairnano, Inc., the Company’s subsidiary pursuant to a Guaranty agreement.

The foregoing descriptions of the Loan Documents are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Note Secured By A Deed of Trust
10.2	Deed of Trust
10.3	Guaranty
10.4	Hazardous Materials Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: August 13, 2012	By:	/s/ Stephen B. Huang,
Stephen B. Huang, Chief Financial Officer